Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 15th day of May, 2016 by and between Aytu Bioscience, Inc., a Delaware corporation headquartered at 373 Inverness Parkway, Suite 200, Englewood, CO 80112 USA (the “Company”), and Jonathan McGrael (the “Employee”).

WITNESSETH:

WHEREAS, Employee and the Company previously entered into an Employment Agreement (the “Employment Agreement”) effective as of September 16, 2015;

WHEREAS, Employee and the Company wish to clarify and amend certain provisions of the Employment Agreement regarding Employee’s job title, annual compensation and other matters; and

WHEREAS, in light of the foregoing, Employee and the Company desire to mutually and voluntarily amend the Employment Agreement, effective as of May 15, 2016 (the “Effective Date”), pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.           AMENDMENT TO SECTION 2 OF THE EMPLOYMENT AGREEMENT. Section 2 of the Employment Agreement is modified by replacing existing Section 2 with a new Section 2 as follows:

Position and Duties. Employee will serve as the Company’s Vice President of Commercial Operations, and will perform such services for the Company as are customarily associated with such position and as may otherwise be assigned to the Employee from time to time by the Company’s Chief Executive Officer or his designee. Employee will report to the Company’s Chief Executive Officer. Employee will devote his full business time to the affairs of the Company and to his duties hereunder, and will perform his duties diligently and to the best of his ability, in compliance with the Company’s policies and procedures and the laws and regulations that apply to the Company’s business. Employee may engage in any civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder or present a conflict of interest with the Company. In addition, during his employment, Employee agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by the Employee to be adverse or antagonistic to the Company, its business or prospects, its financial position, or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates.

2.           AMENDMENT TO SECTION 3 OF THE EMPLOYMENT AGREEMENT. Section 3 of the Employment Agreement is modified by replacing existing Section 3(a) with a new Section 3(a) as follows:

(a)           Base Salary. The Company will pay Employee a base salary of $190,000 per annum, payable at least monthly on the Company's regular pay cycle for professional employees (the “Base Salary”). The Base Salary may be reviewed from time to time by the Company, and may be increased in the sole discretion of the Company’s Board of Directors (the “Board”) or its designee. The Base Salary may also be decreased by the Board in connection with any Company-wide decrease in executive compensation.

3.           REMAINDER OF EMPLOYMENT AGREEMENT. Except as expressly set forth in this Amendment, the provisions of the Employment Agreement will remain in full force and effect, in their entirety, in accordance with their terms.

4.           MISCELLANEOUS. This Amendment will be governed, construed, and interpreted in accordance with the laws of the State of Colorado, as applied to a contract executed within and to be performed in such State, without giving effect to conflicts of laws principles of any jurisdiction. The parties agree that this Amendment may only be modified in a signed writing executed by each of the parties hereto. This Amendment will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

EMPLOYEE:	COMPANY:

Aytu Bioscience, Inc.

/s/ Jonathan McGrael	By:	/s/ Joshua R. Disbrow
Jonathan McGrael		Joshua R. Disbrow
Chief Executive Officer